Exhibit 10.27

CONSENT TO ASSIGNMENT AND OTHER AGREEMENTS

THIS CONSENT TO ASSIGNMENT AND OTHER AGREEMENTS (this “Agreement”) is by and among CLPF—Heritage Four, L.P., a Delaware limited partnership (“Landlord”), Qwest Communications Corporation, a Delaware corporation (“Tenant”), Macro Holding, Inc., a Delaware corporation (“Guarantor”) and Rackspace DAL1DC Management LLC, a Texas limited liability company (“Assignee”).

R E C I T A L S

WHEREAS, Tenant and Landlord’s predecessor-in-interest entered into that certain Lease Agreement dated January 26, 2000 (the “Lease”), demising approximately 144,423 rentable square feet (the “Premises”) in that certain building commonly known as Heritage Business Park Building IV, (the “Building”) of Heritage Business Park (the “Project”) located in the City of Grapevine, Tarrant County, Texas, which lease was modified by that certain First Amendment To Lease Agreement dated as of January 23, 2001;

WHEREAS, Tenant and Assignee entered into that certain Sublease Agreement dated as of July 22, 2004 (the “Sublease”), with respect to a subletting by Subtenant of a portion of the Premises consisting of approximately 54,000 rentable square feet, as more particularly described in the Sublease (the “Sublet Premises”);

WHEREAS, Tenant and Assignee desire to terminate the Sublease in accordance with the terms and conditions of that certain Sublease Termination Agreement (the “Termination Agreement”), a copy of which is attached hereto as Exhibit A;

WHEREAS, pursuant to the terms of Paragraph 17 of the Lease, Tenant has requested Landlord’s consent to the termination of the Sublease and an assignment of the Lease to Assignee in accordance with the terms and conditions of that certain Assignment Of Lease of even date herewith (the “Assignment”), a copy of which is attached hereto as Exhibit B;

WHEREAS, Landlord has agreed to consent to the termination of the Sublease and Assignment of the Lease to Assignee upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing premises, in the respective undertakings of the parties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Landlord’s Consent. Landlord hereby consents to the Termination Agreement and the Assignment; provided however, notwithstanding anything contained in the Assignment or the Termination Agreement to the contrary, such consent is granted by Landlord only upon the terms and conditions set forth in this Agreement. Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Assignment or Termination Agreement and assumes no liability or obligation of any kind whatsoever on account of anything contained therein.

2. Consideration for Assignment. Upon execution by the appropriate parties of this Agreement, the Assignment and the Termination Agreement, Tenant shall pay Four Million Two Hundred Seventeen Thousand Nine Hundred Eighty Eight and 26/100 Dollars ($4,217,988.26) (the “Release Fee”) to Landlord, which amount shall be delivered by wire transfer, cashier’s or certified check. The wiring instructions are as follows:

Name of Bank: JPMorgan Chase

ABA Routing Number: 021 000 021

For the Account of: CLPF Heritage Holdings GP LLC-Receipt Acct

Account Number: 530-486962

Consent To Assignment And Other Agreements - Page 1

3. Tenant Release. Conditioned upon payment of the Release Fee and execution of the Assignment, as of the Effective Date, Landlord hereby releases Tenant from any and all obligations and liabilities that Landlord has or may have against Tenant under the Lease except for those obligations that expressly survive termination; provided, however, Tenant shall remain liable for its obligations under paragraph 30(d) of the Lease and for payment of the amounts referenced in the following paragraphs 4 and 5. Landlord represents and warrants to Tenant that no mortgagee or other third party must consent to this Consent for it to be effective to release Tenant from its obligations.

4. Brokerage Commission. Tenant covenants and agrees that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with this Assignment and Tenant agrees to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including but not limited to attorneys’ fees) incurred by Landlord in resisting any claim for any such brokerage commission Tenant shall be responsible for, and shall pay all brokerage commissions owed to Grubb and Ellis.

5. Reimbursement of Landlord’s Attorneys’ Fees. In accordance with Paragraph 17 of the Lease, Tenant hereby acknowledges and agrees that within ten (10) days of Landlord’s demand therefor, Tenant shall reimburse Landlord for its reasonable attorneys’ fees incurred in connection with the drafting, review, processing and documentation of its consent to the Assignment and the documents, instruments and papers contemplated hereby, not to exceed $10,000.00.

6. Amendment of Lease. Landlord and Tenant shall execute an amendment of the Lease in the form and substance of Exhibit C attached hereto (the “Amendment”).

7. Guaranty. Guarantor shall execute a guarantee of the Lease in the form and substance of Exhibit D attached hereto

8. Notices. All notices required or permitted to be given under the Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery at the following addresses:

If to Landlord:	With A Copy To:

CLPF—Heritage Four, L.P	Trammell Crow Company
c/o Lion Industrial Trust	2100 Ross Avenue
3141 Hood Street	Suite 400
Suite 700	Dallas, Texas 75201
Dallas, Texas 75219	Attention: Dayton Conklin
Attention: Jeanna K. Camp

Consent To Assignment And Other Agreements - Page 2

If to Tenant:	With a copy to:

Qwest Communications Corporation	Qwest Communications Corporation
1801 California Street	c/o Equis Corporation
Suite 4600	8350 East Crescent Parkway
Denver, Colorado 80202	Suite 300
Attention : Vice President—Real Estate	Greenwood Village, Colorado 80111
Attention: Qwest Lease Administration

If to Assignee:

Rackspace DALIDC Management LLC
9725 Datapoint Drive, Suite 100
San Antonio, Texas 78229
Attention: Alan Schoenbaum

If to Guarantor:

Macro Holding, Inc
9725 Datapoint Drive, Suite 100
San Antonio, Texas 78229
Attention: Alan Schoenbaum

Any party to this Agreement may, by notice given aforesaid, change its address for all subsequent notices, Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

9. No Changes. Nothing contained in the Assignment or this Agreement shall be taken or construed to in any way modify, alter, waive or affect any of the terms, covenants or conditions contained in the Lease.

10. Termination of Previous Consent. The parties hereto agree and acknowledge that as of the Effective Date, that certain Consent to Sublease Agreement and Other Agreements is terminated and of no further force and effect.

11. Effective Date. This Agreement has been executed by each of the parties to this Agreement on the dates set forth their respective signatures below, but is intended to be effective as of December 1, 2006 (the “Effective Date”).

12 General Provisions.

(a) Recapture. This consent shall in no manner be construed as limiting Landlord’s ability to exercise its rights to recapture any portion of the Premises, as set forth in Paragraph 17 of the Lease, in the event of a proposed future sublease of the Premises or further assignment of the Lease.

(b) Controlling Law. The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the state of Texas.

(c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

Consent To Assignment And Other Agreements - Page 3

(d) Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.

(e) Partial Invalidity. If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent possible permitted by law.

(f) Attorneys’ Fees. If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

(h) Capitalized Terms. All capitalized terms not otherwise expressly defined herein shall have the respective meanings given in the Lease.

(i) Authority. Each person executing this Agreement represents that he or she has the requisite authority to execute this Agreement in the representative capacity set forth below and (A) that the execution, delivery and performance of this Agreement has been duly authorized by all requisite action, (B) is intended to be a legal, valid and binding obligation of such party, enforceable in accordance with its terms, and (C) is within the powers of such party and is not in contravention of the powers of such party’s charter, bylaws or other corporate papers if such party is a corporation, or of such party’s partnership or joint venture agreement if such party is a partnership or joint venture, or of such party’s limited partnership agreement if such party is a limited partnership.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

[SIGNATURES ON FOLLOWING PAGES]

Consent To Assignment And Other Agreements - Page 4

LANDLORD:

CLPF - Heritage Four, L.P., a Delaware limited partnership

By:	CLPF - Heritage Holdings GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Jeanna Camp
Jeanna Camp
Title:	Asset Director/Vice President

Date:	November 29, 2006

Consent To Assignment And Other Agreements - Page 5

Landlord Signature Page

TENANT:

Qwest Communications Corporation, a Delaware corporation

By:	/s/ LaRae Dodson
Name:	LaRae Dodson
Title:	Director - Real Estate

Date:	Nov. 30, 2006

Consent To Assignment And Other Agreements - Page 6

Tenant Signature Page

ASSIGNEE:

Rackspace DALIDC Management LLC, a Texas limited liability company

By:	/s/ A. Lanham Napier
Name:	A. Lanham Napier
Title:	President & CEO

Date:	11-30-06

Consent To Assignment And Other Agreements - Page 7

Assignee Signature Page

GUARANTOR:

Macro Holding, Inc., a Delaware Corporation

By:	/s/ A. Lanham Napier
Name:	A. Lanham Napier
Title:	President & CEO

Date:	11-30-06

Consent To Assignment And Other Agreements - Page 8

Guarantor Signature Page

EXHIBIT A

SUBLEASE TERMINATION AGREEMENT

Consent To Assignment And Other Agreements

Exhibit A - Sublease Termination Agreement

SUBLEASE TERMINATION AGREEMENT

THIS SUBLEASE TERMINATION AGREEMENT (this “Agreement”) has been entered into by and between Qwest Communications Corporation, a Delaware corporation (“Sublandlord”) and Rackspace DAL1DC Management LLC, a Texas limited liability company (“Subtenant”)

R E C I T A L S:

WHEREAS, CRI Industrial Development, L.P., a Texas limited partnership (“Prior Landlord”) and Sublandlord entered into that certain Lease Agreement dated January 26, 2000 (as amended by the First Amendment to Lease Agreement dated as of January 23, 2001, the “Lease”), demising approximately 144,423 rentable square feet (the “Premises”) in that certain building commonly known as Heritage Business Park Building IV, (the “Building”) of Heritage Business Park (the “Project”) located in the City of Grapevine, Tarrant County, Texas;

WHEREAS, CLPF—Heritage Four, L.P. , a Delaware limited partnership (“Landlord”) has acquired title to among other things, to the Project, the Building and all of Prior Landlord’s interest under the Lease;

WHEREAS, Sublandlord and Subtenant entered into that certain Sublease Agreement dated as of July 22, 2004 (the “Sublease”), with respect to a subletting by Subtenant of a portion of the Premises consisting of approximately 54,000 rentable square feet, as more particularly described in the Sublease (the “Sublet Premises”);

WHEREAS, Sublandlord required that Rackspace, Ltd, a Texas limited partnership (“Parent”), the parent of Subtenant guarantee the obligations of the Sublease pursuant to that certain Guaranty of Sublease dated as of July 22, 2004 (the “Sublease Guarantee”) and executed by Parent;

WHEREAS, Sublandlord intends to assign the Lease to Subtenant pursuant to an Assignment of Lease between Sublandlord and Subtenant (the “Assignment”) and to enter into a consent to Assignment and Other Agreements with Landlord and Subtenant (the “Landlord”); and

WHEREAS, Sublandlord and Subtenant desire to terminate the Sublease and Sublease Guarantee in accordance with the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing premises, in the respective undertakings of the parties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Termination. Conditioned upon execution on or before the Effective Date by all appropriate parties of the Assignment and the Consent, Sublandlord and Subtenant acknowledge that the Sublease and the Sublease Guaranty will terminate at 12:01 a.m. on the Effective Date (hereinafter defined). Notwithstanding the foregoing, (a) Sublandlord will remain liable for all obligations and amounts due and owing to Landlord under the Lease accruing prior to the Effective Date, even if such amounts are not determinate until after the Effective Date and (b) Subtenant will remain liable for all obligations and amounts due and owing to Sublandlord under the Sublease, accruing prior to the Effective Date, even if such amounts are not determinable until after the Effective Date.

Sublease Termination Agreement -	Page 1 of 4

2. Authority. Sublandlord and Subtenant each represent to the other that the person executing this Agreement in a representative capacity has authority to execute same on its behalf.

3. Release. Subtenant hereby releases Sublandlord from any and all obligations and liabilities occurring under the Sublease; provided however, Sublandlord shall remain liable for any obligations which expressly survive termination of the Sublease pursuant to its terms. Sublandlord hereby releases Subtenant from any and all obligations and liabilities accruing under the Sublease; provided, however, Subtenant shall remain liable for its obligations under paragraph 9.1 of the Sublease and any obligations which expressly survive termination of the Sublease pursuant to its terms except those related to removal of personal property or improvements. Sublandlord hereby releases Parent from any and all obligations and liabilities accruing under the Sublease Guarantee.

4. Security Deposit. Sublandlord and Subtenant acknowledge that a security deposit of Fifty Thousand One Hundred Seventy Five Thousand and No/100 Dollars ($50,175.00) is currently being held by Sublandlord to secure Subtenant’s obligations under the Sublease. Sublandlord shall refund the remaining security deposit to Subtenant on the Effective Date.

5. Miscellaneous. This Agreement may be executed in multiple counterparts each of which will be deemed an original, but together will constitute one instrument. Unless otherwise provided herein, capitalized words and phrases shall have the same meanings as those set forth in the Sublease.

6. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument but all such counterparts together shall constitute one Agreement.

7. Effective Date. This Agreement has been executed by Sublandlord and Subtenant on the dates set forth their respective signatures below, but is intended to be effective as of December 1, 2006 (the “Effective Date”).

IN WITNESS WHEREOF, this Agreement has been executed as of the dates set forth below.

[SIGNATURES ON FOLLOWING PAGES]

Sublease Termination Agreement -	Page 2 of 4

SUBLANDLORD:

Qwest Communications Corporation, a Delaware corporation

By:
Name:
Title:
Date:

Sublease Termination Agreement - Sublandlord Signature Page	Page 3 of 4

SUBTENANT:

Rackspace DALIDC Management LLC, a Texas limited liability company

By:
Name:
Title:
Date:

Sublease Termination Agreement - Subtenant Signature Page	Page 4 of 4

EXHIBIT B

ASSIGNMENT OF LEASE

Consent To Assignment And Other Agreements

Exhibit B - Assignment Of Lease